                                                                      Exhibit 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES


                Statement re computation of per share earnings

                Statement of Computation of Earnings Per Share

                                              For the Year
                                             Ended December 31
                                  -------------------------------------
                                  1998             1997            1996
                                  ----             ----            ----

Net Earnings                    $ 14,518         $ 22,185         $ 11,730
                                ========         ========         ========

Average common shares
   outstanding                    15,005           15,019           15,040
                                ========         ========         ========

Basic and diluted earnings
   per share                    $    .97         $   1.48         $    .78
                                ========         ========         ========